UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             June 4, 2003

LABOR READY, INC.

(Exact name of Registrant as specified in its charter)

Washington

91-1287341

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1015 A Street Tacoma, Washington 98402
(Address of principal executive offices, including zip code)

(253) 383-9101
(Registrant’s telephone number, including area code)

ITEM 7.                                                     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit Number	Description
99.1	Investor Presentation

ITEM 9.                                                     REGULATION FD DISCLOSURE

Copies of slide presentations which will be presented by us at the Lehman Brothers Global Services Conference on June 4, 2003 at 2:25 PM (ET), and generally to members of the financial and investment community from time to time (the “Investor Presentation”), are attached to this Report as Exhibit 99.1 and are also available on Labor Ready’s website, www.laborready.com .  The Investor Presentation is being furnished pursuant to Regulation FD and Item 9 of  Form 8-K.

The Investor Presentation contains certain information relating to EBITDA.  As used in the Investor Presentation, EBITDA means income from operations excluding depreciation and amortization.  EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.  EBITDA, as used by us, may not be comparable to similarly titled measures reported by other companies.

Set forth below is a reconciliation of such non-GAAP financial information to income from operations before interest, taxes, extraordinary item and cumulative effect of an accounting change (the “Reconciliation”).  This information is being furnished pursuant to Regulation G.

In accordance with General Instruction B.2 of Form 8-K, the information contained in the Investor Presentation and Reconciliation shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing

Reconciliation of EBITDA to income before interest, taxes, extraordinary item and cumulative effect of an accounting change

(In Thousands)

	EBITDA		Depreciation & Amortization		Income from Operations
2003	35,000	*	10,000	*	25,000	*
2002	29,856		9,144		20,712
2001	22,315		8,203		14,112
2000	24,101		7,380		16,721
1999	46,213		4,804		41,409
1998	39,722		6,076		33,646
1997	14,662		4,011		10,651
1996	5,210		1,797		3,413
1995	4,620		522		4,098
1994	1,823		178		1,645

*  Estimated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2003

LABOR READY, INC.

By:	/s/ Joseph P. Sambataro, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation